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                                                                   Exhibit 10.15

                               OPERATING AGREEMENT
                                       OF
                    ST. LANDRY EXTENDED CARE HOSPITAL, L.L.C.

      This Operating Agreement is entered into and is effective as of the 15th day of April, 2004, by and among the undersigned Members who agree as set forth herein regarding the operations of St. Landry Extended Care Hospital, LLC, a Limited Liability Company, organized under and existing pursuant to the laws of the State of Louisiana:

                                    ARTICLE I
                                   DEFINITIONS

1.1   DEFINED TERMS

      As used in this Agreement, defined terms have the meanings hereinafter set forth:

      (a) "Act" means the Limited Liability Company Law, La. R.S. 12:1301 et seq., and any successor statute as amended.

      (b) "Agreement" or "Operating Agreement" means this Operating Agreement as originally executed and as amended from time to time.

      (c) "Articles" or "Articles of Organization." The Articles of Organization of St. Landry Extended Care Hospital, L.L.C., as filed with the Secretary of State of Louisiana, as the same may be amended from time to time.

      (d) "Capital Account" A Capital Account maintained in accordance with the rules contained in of the Regulations.

      (e) "Capital Contribution." Any contribution to the capital of the Company in cash, property or future services by a Member whenever made.

      (f) "Fiscal Year." The Company's fiscal year, which shall be the calendar year.

      (g)   "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Company" means St. Landry Extended Care Hospital, L.L.C., a Limited Liability Company organized under and existing pursuant to the laws of the State of Louisiana.

      (i) "Distributive Shares" means the share of distributed revenues from the Company due to each Member under the Membership Interests applicable to such distribution.

      (j)   "Majority Vote" or " Votes" has the meaning given to these terms in
            Section 4.15.

      (k) "Member" means any person executing this Agreement as a Member or hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any person who has ceased to be a Member in the Company.

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      (l)   "Membership Interest" or "Interest" means a Member's interest in the
            Company in which the Member shares in the income, gains, expenses, profits, losses, deductions and credits of the Company, which Interest is expressed as the percentage of the Member's holdings of any class of Units in the Company in proportion to the total issued and outstanding Units of the same class of the Company.

      (m) "Net Profits" and "Net Losses" The Company's taxable income or loss determined in accordance with the Code for each of its Fiscal Years.

      (n) "Officer." One or more individuals appointed by the Members to whom the Members delegate specified responsibilities. The Members may, but shall not be required to, amend this Agreement to create such offices as they deem appropriate, including, but not limited to, President, Vice Presidents, Secretary and Treasurer. The Officers shall have such duties as are assigned to them by the Members from time to time, which duties shall be memorialized by written amendment to this Operating Agreement. All Officers shall serve at the pleasure of the Members and the Members by Majority Vote may remove any Officer from office without cause and any Officer may resign at any time.

      (o)   "Person" has the meaning given that term in the Act.

      (p) "Properties" means all of the Company's interests in any movable or immovable properties, contracts or other assets owned by the Company.

      (q) "Service Area " means that area encompassed within St. Landry, Evangeline and Lafayette Parishes, Louisiana.

      (r) "Transferor Member" means any Member who sells or transfers, or offers to sell or transfer, or attempts to sell or transfer his Units in the Company to another Person; or any Member who is subject to a voluntary or involuntary withdrawal.

      (s) "Treasury Regulations." The federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      (t) "Units " means an interest in the Company acquired by a Member. There shall be one class of Units. The Units shall have voting rights equal to one vote per Unit. Units may be issued to certain Members in exchange for capital contributions to the Company. Units shall represent an equity interest in the Company and shall represent a fully participating interest in the Company's management and Net Profits as hereinafter set forth. The maximum authorized number of Units of the Company is ONE HUNDRED THOUSAND (100,000).

                                    ARTICLE 2
                                  ORGANIZATION

2.1   INTENT

      This Agreement constitutes the Operating Agreement of the Company, as referred to in the Company's Articles of Organization and the Act.

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2.2   FORMATION

      The Company has been formed by the Members as a Louisiana limited liability company by the filing of Articles of Organization (the "Articles") pursuant to the Act and the issuance of a certificate by the Secretary of State of Louisiana.

2.3   PURPOSES

      The Company is formed for the purpose of engaging in any lawful activity for which limited liability companies may be formed under the laws of the State of Louisiana as may be approved by the Members. The Company has established and operates a long-term acute care hospital in Opelousas, Louisiana and long-term acute care hospital campus facility in Mamou, Louisiana to provide hospital services to current and future patients of the Company in the Service Area. In furtherance thereof, the Company may exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act, and may engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

2.4   REGISTERED OFFICE AND AGENT

      The Company shall maintain a registered office and a registered agent in the State of Louisiana, which office and agent may be changed by the Members.

2.5   OTHER OFFICES

      In addition to its registered office in Louisiana, the Company may have other offices and places of business at such places, both within and without the State of Louisiana, as the Members may from time to time determine.

2.6   OPERATING AGREEMENT

      The affairs of the Company shall be governed by the Act, its Articles and this Operating Agreement. There shall be only one Operating Agreement governing the affairs of the Company and the relationships of the Members to one another as such relate to the business of the Company. Any oral or written agreement between or among the Members shall be of no effect whatsoever unless and until the Members agree by unanimous vote to incorporate said agreement into this Operating Agreement. The Members shall have the power to amend or repeal this Operating Agreement, and to adopt a new Operating Agreement only upon the two-thirds (b's) majority of the Votes as provided herein.

                                   ARTICLE 3

                                    MEMBERS

3.1   MEMBERS

      The Members of the Company shall be those persons who have joined in the execution of this Agreement, and any other persons who may be hereafter approved for membership by the unanimous consent of the Members.

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3.2   EXECUTION OF THIS AGREEMENT

      The admission of an additional Member, including if applicable the spouse of a Member, shall not become effective until the Person has executed this Agreement, or an appropriate supplement hereto, pursuant to which the new Member agrees to be bound by, and subject to, all of the terms and provisions hereof and restrictions herein.

3.3   MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY

      (a) No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless approved by the Members, no Member shall perform services for the Company or be entitled to compensation for services performed for the Company.

      (b) Except as otherwise expressly stated herein, no Member shall be required to participate in the Company as such Member's sole and exclusive function and any Member shall be entitled to and may have other business interests and may engage in other activities in addition to those relating to the Company other than permitted Related Party Transactions as described in Section 4.23. No Member shall have a business interest or engage in activities which are in direct competition with the Company's provision of inpatient long-term acute care hospital care services without the expressed written approval pursuant to a two-thirds (2/3) Vote. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Member or to the income or proceeds derived therefrom. The Member shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture permitted by this Agreement.

                                   ARTICLE 4
                                   MANAGEMENT

4.1   MANAGERS

      (a) The business of the Company shall be managed by one or more Managers, who may, but need not, be Members, and who shall be a mandatary of the Company for all matters in the ordinary course of its business. LHC GROUP, LLC shall be the initial Manager of the Company, and appears herein to accept said appointment. To the extent authorized by this Agreement, the Manager shall have full, exclusive and complete discretion, control, power and authority in the management of the Company's affairs. The Manager shall have full power and authority to undertake any activity described in this Article and to execute and deliver on behalf of the Company such documents or instruments which the Manager deems appropriate in the conduct of the Company's business. No person, firm or corporation dealing with the Company shall be required to inquire into the authority of the Manager to take any action or make any decision.

      (b) The Manager shall have, without limitation, authority to employ and compensate the personnel reasonably necessary to conduct the Company's business activity. The Manager shall be required to devote to the Company's affairs only such part of its time and efforts as is reasonably required to conduct the operations contemplated under this Agreement and shall be free to engage in any other business for its own account and/or for the account of others. Neither the Company nor any of the Members shall have any rights by virtue of this

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            Agreement in any independent business ventures of the Manager.

      (c) Subject to the ultimate authority of the Members of the Company, the day to day management of each long-term acute care hospital campus shall be conducted by the Manager.

4.2   POWERS OF MANAGER.

      The Manager shall have all necessary powers to carry out the purposes and conduct the business of the Company including, without limitation, excepting any specific limitations contained in this Agreement or in applicable law, the authority, right and power on behalf of the Company to:

      (a) To negotiate and enter into, make and perform all such contracts, agreements, and other undertakings binding the Company as the Manager deems to be necessary, appropriate or advisable in furtherance of the purposes of the Company;

      (b)   Acquire, hold, manage and defend the assets of the Company;

      (c) Open, maintain and close bank accounts, designate and change signatories on such accounts and draw checks and other orders for the payment of monies;

      (d) Lease, sell, convey, assign, trade, exchange, quitclaim, surrender, release, abandon or otherwise dispose of any movable assets or interest therein or payable therefrom not to exceed $100,000 without any further act or vote or grant of authority by any Members and in connection therewith make any such distributions as the Manager may deem appropriate from the proceeds of such sale to the Members;

      (e) To collect and deposit all Company receipts and to disburse all Company funds in payment of all ordinary and necessary expenses;

      (f) Sue and be sued, complain and defend in the name of and on behalf of the Company;

      (g) Execute and deliver all negotiable instruments, checks, drafts or other orders for the receipt or payment of funds belonging to the Company;

      (h) Execute powers of attorney, consents, waivers and such other documents as may be necessary or appropriate before any court, administrative board or agency of any governmental authority affecting Company assets;

      (i) Purchase insurance, at the Company's expense, to protect Company assets against loss and to protect the Manager against liability to third parties arising out of the Company's activities, provided that any such insurance shall name each Member, individually as an additional insured;

      (j) Prepare and file all returns for the Company and make all elections for the Company with respect to federal and state income or other taxes;

      (k) Recommend employment of such agents, employees, accountants, lawyers, clerical help and other assistance and services subject to approval by Majority Vote;

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      (l)   Grant and perfect security interests in the Company's accounts for the purposes of obtaining operational financing;

      (m) Execute and deliver such other documents and perform such other acts as the Manager in his sole discretion may determine to be necessary or appropriate to carry out the purposes of the Company; and

      (n) Take any and all other action the Manager may deem necessary, appropriate or advisable in furtherance of the purposes of the Company.

4.3   CERTAIN LIMITATIONS ON AUTHORITY OF MANAGER.

      Notwithstanding the provisions of Section 4.2, the Manager, acting alone, shall not have the power to do any of the following on behalf of the Company, each of which shall require approval of the Members as provided herein:

      (a)   To dissolve, liquidate or wind-up the business of the Company;

      (b) To sell, exchange, lease, mortgage or otherwise transfer assets in excess of $100,000 per year, other than inventory;

      (c)   To merge or consolidate the Company with or into any other entity;

      (d)   To incur indebtedness in excess of $ 100,000 in any one transaction;

      (e) To alienate, lease or encumber any immovable property belonging to the Company;

      (f)   Confess to judgment against the Company;

      (g)   To admit new members;

      (h)   To file voluntary bankruptcy proceedings; and

      (i)   To amend the Articles or this Agreement.

4.4   COMPENSATION AND REIMBURSEMENT OF MANAGER.

      Compensation for services rendered in his capacity as Manager shall be established and thereafter modified at any time upon a Majority Vote subject to the restrictions set forth in Section 4.23. In addition, the Manager shall be reimbursed on a monthly basis for all direct costs and expenses reasonably incurred on behalf of the Company.

4.5   LIABILITY AND INDEMNIFICATION OF MANAGER.

      In addition to any other provision contained herein conferring similar rights, the Manager shall not be liable, responsible, or accountable in damages or otherwise to the Company or to any Member for any action taken or any failure to act on behalf of the Company within the scope of the authority conferred on the Manager by this Agreement or by law, unless the action was taken or omission was made fraudulently or in bad faith or unless the action or omission constituted gross negligence.

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4.6   POWER OF ATTORNEY.

      Each Member hereby constitutes and appoints the Manager as the Member's true and lawful attorney and agent with full power and authority in the Member's name, place, and stead to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices:

      (a) All such certificates that the Manager considers necessary or appropriate to qualify or continue the Company as a limited liability company; and

      (b)   One or more fictitious or trade name certificates

      The power of attorney granted herein shall be considered to be coupled with an interest, and, to the extent permitted by applicable law, shall survive the death, interdiction, withdrawal, resignation, retirement, expulsion, bankruptcy, dissolution, or termination of existence of a Member or interest holder. It shall also survive the Transfer of an Interest, except that if the Transferee is admitted as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the Manager, as attorney in fact, to execute, acknowledge, and file any documents needed to effectuate the substitution.

4.7   RESIGNATION OR WITHDRAWAL OF MANAGER.

      The Manager may resign upon giving written notice to the Company at least thirty (30) days in advance. The Manager shall be deemed to resign upon any disposition of the membership interest of the Manager, if Manager is a Member. Upon the resignation or withdrawal of the Manager, a new Manager shall be elected by a majority in interest of the Members.

4.8   OTHER AGENTS

      The Members, by Majority Vote, may appoint other managers, agents, or attorneys-in-fact as needed from time to time, whose authority to act for the Company shall be stated in the written act or instrument pursuant to which said agent or attorney in fact is appointed. Unless expressly authorized to do so by the Members, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind or obligate the Company in any way, or to pledge its credit.

4.9   REMOVAL OF MANAGER.

      The Members, at any time and with or without cause, may remove a Manager and elect a new Manager, upon unanimous Vote of the Members other than the Manager to be removed.

4.10  LIMITATION ON AUTHORITY OF MEMBERS.

      No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 4.10 supersedes any authority granted to the Members by the Act. Any Member who takes any action or binds the Company in violation of this Operating Agreement shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

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4.11  BUSINESS JUDGMENT.

      The Managers and the Members shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented by: (i) any one or more Members, Officers or employees of the Company whom the Member reasonably believes to be reliable and competent in the matter presented,
      (ii) legal counsel, public accountants, or other persons as to matters the Member reasonably believes are within the person's professional or expert competence, or (iii) a committee of Members on which he or she does not vote if the Member reasonably believes the committee merits confidence.

4.12  MEETINGS OF THE MEMBERS

      Subject to the notice requirement of Section 4.13, meetings of the Members may be called at any time by a Manager, or by Members holding in the aggregate thirty percent (30%) of the Units. If the meeting is called by less than a majority in interest of the Members, it shall be held at the registered office of the Company, unless all Members agree to an alternate location. Subject to the foregoing, meetings of the Members may be held at the office of the Company, or at such other place, either within or without the State of Louisiana, at a time and date as designed in the notice. Failure to hold an annual meeting shall not affect or vitiate the Company's existence.

4.13  NOTICE OF MEETINGS

      Written notice of the time and place of a meeting of Members shall be given by the Person calling the meeting to all Members at least two (2) days and not more than sixty (60) days prior to the date fixed for the meeting. Notice of any Members' meeting may be waived in writing by any Member at any time. Attendance at any meeting by a Member shall be deemed a waiver of notice of such meeting unless such attendance is solely for the purpose of objecting to the legality of the meeting on grounds of inadequate or improper notice.

4.14  QUORUM

      Except as may be otherwise required by the Act, the Articles or this Agreement, the presence in person or by proxy of persons holding a majority of the Votes shall be necessary to constitute a quorum at any meeting of the Members.

4.15  VOTING

      (a) At any meeting of the Members, every Member having the right to vote shall be entitled to vote in person, or by proxy. There shall be one vote allotted for each Unit held by each Member (the "Votes"). Fractional Units shall not be entitled to vote except in the event of a tie vote. Except for actions requiring the unanimous or a supermajority consent or approval of the Members as required by the Act, the Articles, or this Agreement, a fifty-one percent (51%) majority of the Votes present and voting ("Majority Vote") shall decide any matter brought before the Members. On demand of any Member, the vote on any question shall be by written ballot.

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      (b)   The following actions shall require the unanimous consent of the
            Members:

            (i)   expansion of the Company's business beyond the Service Area;

            (ii) termination of the Company's Management Agreement with LHC GROUP, LLC, other than for cause as provided in the Management Agreement;

            (iii) the sale of any Member's Membership Interest and Voting
                  Interest in accordance with Article 6; or

            (iv) the selection of an appraiser to provide an independent appraisal of the value of the Company.

4.16  PROXIES

      At any meeting of the Members, every Member shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Member and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period. Any Member may issue an irrevocable proxy to any other Member. A copy of such instrument shall be filed prior to or at the meeting. A proxy need not be a Member.

4.17  WRITTEN CONSENT

      Any action may be taken without a meeting of the Members if a consent in writing, setting forth the action so taken, shall be signed by those Members having sufficient votes to authorize the action. Such consent shall have the same force and effect as a vote of the Members, provided that written notice is give prior to or contemporaneously with the execution of the proposed written consent. A photostatic, email, facsimile transmission, or similar reproduction of a writing, signed by a Member, shall be regarded as an original for all purposes. A copy of the written consent shall be distributed to each non-consenting Member within fifteen
      (15) days of the date of such consent. The failure to distribute such copies shall not vitiate or effect the consent in any manner.

4.18  TELEPHONE CONFERENCE CALLS; EMAIL

      Members may participate in meetings by means of a telephone conference call or similar communication equipment provided that all Persons participating in the meeting can hear and communicate with each other. Participation in such a meeting shall constitute presence at the meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Manager may poll the Members by telephone and the results of such poll may constitute action by the Members so long as no Member who has been polled objects to such action prior to its adoption, and provided that any action taken by poll is properly reduced to writing and a copy of the same provided to the Members. Members may take action by way of serial email transmissions so long as each Member contemporaneously receives a copy of the emails proposing and discussing such action and no Member objects to such action prior to its adoption.

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4.19  TAX RETURNS AND ELECTIONS

      The Manager shall cause the preparation and timely filing of the Company's tax returns, shall make such tax elections and determinations as appear to be appropriate, and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing. Upon the transfer of all of the Member's interest in the Company or upon the death of a Member, or upon the distribution of any property of the Company to a Member, the Company may (but shall not be required to) file an election in accordance with the applicable Treasury Regulations to cause the basis of such property to be adjusted for federal income tax purposes as provided by the Code.

4.20  REIMBURSEMENT OF COSTS AND EXPENSES

      Any Member acting for and on behalf of the Company shall be entitled to reimbursement for all expenses, costs and other liabilities reasonably incurred on behalf of the Company, except to the extent that such expenses, costs and other liabilities are incurred in connection with services that the Member has agreed to perform for the Company as a contribution to its capital.

4.21  LIMITATION OF LIABILITY

      Except as otherwise provided by the laws of the State of Louisiana, the personal liability of each Member, if any, shall be limited to his capital contribution to the Company as set forth herein. No Member has guaranteed or shall have any obligation with respect to the return of a Member's Capital Contributions or profits from the operation of the Company. No Member shall be liable for any debt or liability of the Company unless same shall be separately guaranteed or endorsed by a Member in that Member's personal capacity. No Member shall be liable, responsible or accountable in damages or otherwise to the Company or any other Member for any loss or damage incurred by the Company or the Member by reason of any act or omission performed or omitted by the Member on behalf of the Company, provided that the Member acted (i) in good faith, and (ii) in a manner reasonably believed by the Member to be within the scope of the authority granted to him by this Agreement and in the best interest of the Company. The foregoing limitation of liability shall not apply to such losses to, or damages incurred by, the Company or the Members that result from the Member's gross negligence, intentional misconduct or breach of a fiduciary duty owed to the Company or the Members.

4.22  INDEMNITY

      Except as otherwise provided for herein, to the fullest extent permitted by law the Company shall indemnify, defend and hold harmless each Member and make advances for expenses to each Member arising from any loss, cost, expense, damage, claim or demand, in connection with the Company, the Member's status as a Member of the Company, the Member's participation in the management, business and affairs of the Company or such Member's activities on behalf of the Company. The Company shall also indemnify, defend and hold harmless its Officers, employees and Managers from any loss, cost, expense, damage, claim or demand in connection with the Company, any such person's participation in the business and affairs of the Company, or such Person's activities on behalf of the Company, unless the action was taken or omission was made fraudulently or in bad faith or unless the action or omission constituted gross negligence.

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4.23  RELATED PARTY TRANSACTIONS

      (a) Anything in this Agreement to the contrary notwithstanding, it is agreed by and among the Company and its Members that the Company shall not enter into any contract, agreement or transaction with any Member of the Company; or with any individual family member (spouse, child, sibling or parent) of any Member of the Company; or with any corporation, partnership or other legal entity owned (10% or more) or controlled by any Member of the Company, or an immediate family member thereof; or any individual which is a shareholder or other equity interest owner in a corporation, partnership or limited liability company which is a Member, without the consent of a Majority Vote of the remaining disinterested Members which shall be calculated by omitting the votes attributable to the interested Member. The following are non-exclusive examples of transactions covered by this section and requiring consent of a majority of the disinterested Members:

            (i) sale of the Company's real estate or movable property or assets to the Members, their immediate family members or related entities;

            (ii) leasing of the Company's real estate or movable property or assets, or any portion thereof to or from the Members, their immediate family members or related entities;

            (iii) entering into contracts for the management, servicing, repair or improvement of the Company's business, real estate, movable property or other assets, or any portion thereof, with the Members, or their immediate family members or related entities.

            (iv)  employment or professional services agreements.

      (b) Notwithstanding the foregoing, the Members unanimously agree, approve and ratify the Management Services Agreement entered into between the Company and LHC GROUP, LLC with the cost of same not to exceed fifteen percent (15%) of the Company's net revenues.

4.24  CONTRACTS IN VIOLATION

      Any contract, agreement, or transaction entered into without the consent of a majority of the disinterested Members as required in Section 4.23 above, shall be absolutely null and void and of no force and effect as concerns the Company and the disinterested Members.

4.25  NO INDEMNIFICATION

      The limitation of liability and indemnification provisions of Sections
      4.21 and 4.22 of this Agreement shall not apply to any transaction entered into in violation of Sections 3.3 and 4.23 above. Furthermore, the limitation of liability and indemnification provisions of Sections 4.21 and 4.22 of this Agreement shall not apply to any Member if that Member is determined to have breached any fiduciary duty to the Company. In such event, the Member shall promptly reimburse to the Company any sums advanced under Sections 4.2l or 4.22.

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4.26  MEMBERS' AND OFFICERS' COMPENSATION

      Any salaries and other compensation of the Members or Officers shall be fixed by the Members, and no Member shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.

4.27  TAX ELECTIONS; TAX MATTERS PARTNER.

      All elections required or permitted to be made by the Company under the Code shall be made by a Majority Vote of the Members. For all purposes permitted or required by the Code, the Members constitute and appoint its initial manager as Tax Matters Partner or, if he is no longer the Manager, then such other Member or Manager as shall be elected by the Members by Majority Vote. The provisions on limitations of liability and indemnification of the Members set forth in Article 4 hereof shall be fully applicable to the Tax Matters Partner in his or her capacity as such. The Tax Matters Partner may resign at any time by giving written notice to the Company and each of the other Members. Upon the resignation of the Tax Matters Partner, a new Tax Matters Partner may be elected by Majority Vote of the Members.

4.28  INSURANCE.

      The Company shall maintain in force and effect general commercial liability insurance coverage of no less than $1,000,000 per incident and $3,000,000 in the aggregate; professional liability insurance of no less than: (i) $1,000,000 per incident and $3,000,000 in the aggregate, or (ii) $100,000 per incident and $300,000 in the aggregate, subject to and including participation as a Qualified Healthcare Provider in the Louisiana Patients' Compensation Fund; and workers' compensation insurance in the minimum statutory amount for the full term of this Agreement and for a term of three (3) years thereafter.

4.29  FINANCING.

      For the Company's benefit, LHC GROUP, LLC, as Manager, is hereby authorized to obtain operational financing from its credit facility, GMAC-RFC Health Capital or its successor in interest, and shall be authorized to grant a security interest of up to one hundred percent (100%) of Company's accounts receivables to secure same.

                                    ARTICLE 5

           CAPITAL CONTRIBUTIONS AND ACCOUNTS, AND ACCOUNT ALLOCATIONS

5.1   CAPITAL CONTRIBUTIONS

      (a) Initial Capital. The Members shall each own Units in the Company with their initial Interests in the Company equal to the proportionate percentages as shown in the Membership Schedule. The Units shall represent a participation interest in the equity, Net Profits and Net Losses of the Company.

      (b)   Allocation of Profits and Losses: Equity Interests.

            Notwithstanding any provision of this Agreement to the contrary, the parties agree that the Membership Interests in income and losses of the business activities conducted by the Company shall be as set forth opposite each Member's name on the attached Membership Schedule. From and after the date this Agreement takes effect, the Membership Interest for each Member shall be equal to the percentage determined at any given time by dividing the Units held by such Member as of such time by the aggregate Units held by all Members as of such time.

      (c) Special Capital Contributions. It is anticipated that the Company will from time to time require additional capital to purchase or acquire additional assets or entities, or interests therein, and to fund the future operations of the Company. The Members will contribute to the capital of the Company, according to their respective Membership Interests, as set forth in Sections 5.1(b) above, cash sums equal to the sums necessary to defray the costs of such operations not covered by Company revenues, up to an cumulative aggregate maximum amount of additional capital for all Members of $10,000. Any requirement or project requiring capital in excess of this amount shall require a two-thirds (b's) majority of the Votes. Should a Member fail to pay its share of authorized additional capital, it shall be liable to the other Member or Members therefor, as provided in Section 5.1(d) below; provided, however, that in lieu of the penalty set forth in Section 5.1(d), upon a Majority Vote of the non-defaulting Members, the defaulting Member shall be deemed to have forfeited its interest in the Company to the non-defaulting Member or Members who choose to advance the defaulting Member's unpaid capital contribution. Notice of the forfeiture shall be given to the defaulting Member within sixty (60) days of the default in capital contribution. The provisions of this Section 5.1(c) shall not apply to capital calls in excess of the aggregate limit set forth herein unless such call has been approved by the affirmative vote of not less than eighty percent (80%) of the issued and outstanding Units prior to a default.

      (d) Penalty for Failure to Make Capital Contributions. Upon failure of any Member to promptly remit to the Company any sum due by it under the terms of this Agreement, and if no non-defaulting Member chooses to declare a forfeiture of interest under Section 5.1(c) above, then another Member may, but shall not be required to, advance such sum or sums. Any Member making such an advance shall be entitled to recover 300% of the amount of such advance from the first Distributive Shares to which the other Member would have otherwise been entitled as a Member of the Company in the absence of its default hereunder. The provisions of this Section 5.1(d) shall not apply to capital calls in excess of the aggregate limit set forth herein unless such call has been approved by a Majority Vote prior to a default.

      (e) Special Capital Contributions for Acquisitions or New Business. It is anticipated that the Company may acquire, and may participate in the further development and operation of its Properties, and in future business ventures. The Members may contribute to the capital of the Company, according to their respective Membership Interests, as set forth in Section 5.1(b) above, cash sums equal to the acquisition cost of such interests or cash and personal guaranties as required by the terms of any financing secured for such venture or ventures. Should a Member fail to approve or elect to participate in an acquisition, or new business opportunity by the Company upon being given the opportunity the Member electing to participate shall thereafter be free to acquire or pursue such interests for its or their own account outside the Company, or, the Company may go forward with such venture without the participation of the non-participating Member and the participating Members shall indemnify and hold harmless the non-participating Member from all liability, loss or obligation arising in any manner from such venture. In such event, expenses and revenues shall be separately accounted for with respect to the new venture and the participating Members only shall provide for the expenses and share in the revenues or losses from such venture, and no part of such costs, revenues or losses shall be allocated to the non-participating Member.

      (f) Interest on and Return of Capital Contributions. No Member shall be entitled to interest on such Member's Capital Contribution or to a return of its Capital Contribution, except as otherwise specifically provided for herein.

5.2   CAPITAL ACCOUNTS

      A Capital Account shall be maintained on the books of the Company for each Member which shall be begun, determined and maintained through the full term of the Company in accordance with the Capital Accounting rules of Treasury Regulations, and otherwise in accordance with generally accepted accounting principles consistently followed. A Member's Capital Account shall consist of his capital contributions to the Company:

            (1)   Increased by his share of Company profits; and

            (2) Decreased by his share of Company losses and by cash distributions to him.

      No Member shall withdraw any part of its Capital Account, except upon the approval of the Members.

5.3   ALLOCATION OF PROFITS, GAINS AND LOSSES

      (a) General Allocation. The Members will share in the income, gains, expenses, losses, deductions and credits of the Company in accordance with their Membership Interests. Each Member's share of the Net Profits and Net Losses shall be allocated for each Fiscal Year to the Members' Capital Accounts.

      (b) Depletion Allocation. Depletion will be allocated to the Members in the same proportions as they share in the income of the Company; provided, however, that depletion will not be allocated to a Member to the extent that it causes or increases a negative balance in his Capital Account.

      (c) Qualified Income Offset. Notwithstanding the allocation rules set forth in this Agreement, the Members agree to a "qualified income offset" as defined in Treasury Regulations to allocate items of income and gain in an amount and manner sufficient to eliminate as quickly as possible any unexpected Capital Account deficit balance.

5.4   DISTRIBUTIONS

      The Company's Net Profits which are in excess of the current or projected needs of the Company may be distributed on an interim basis each Calendar Quarter to the Members in accordance with the allocations set forth in
      Section 5.1. Such payments are referred to herein as "Distributive Shares." Such distributions shall be made no later than 60 days following the end of each Calendar Quarter. However, no distribution shall he made to Members if prohibited by the Act. All interim quarterly distributions shall be reconciled annually and corrective distributions shall be made no later than March 31st of each year for the prior fiscal year. Amounts calculated for any partial quarter or annual periods shall be determined proportionately, but shall he subject to the annual reconciliation.

      The Company is subject to partnership taxation and is not subject to taxation. Each Member receiving Distributive Shares shall be responsible for payment of its own tax liabilities, if any.

5.5   LOANS TO COMPANY

      To the extent approved by a Majority Vote of the Members, any Member may make a secured or unsecured loan to the Company.

5.6   PRIORITY AND RETURN OF CAPITAL.

      No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or Distributions. This Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

5.7   PERSONAL GUARANTEES OF THE MEMBERS

      As a condition precedent to the admission of a Member and issuance of Membership Interest to the Member, to the extent that any obligations of the Company are required to be personally guaranteed by the Members of the Company, upon the eighty percent (80%) Majority Vote of the Members, each Member shall sign as surety, in his, her or its individual capacity, on all outstanding obligations of the Company which are personally guaranteed by the Members of the Company. Alternatively, any Member may satisfy this condition precedent by arranging for such a personal guarantee by a third person which is satisfactory to the other Members, and creditors of said obligations. The Company and the Members of the Company acknowledge and agree that the intention of each party is that all obligations of the Company which require personal guarantees shall be guaranteed by the Members in proportion to their membership interests, with each Member retaining full rights of indemnity and contribution from the other Members in proportion to the respective membership interests held by the Members. If the Member fails to perform his, her or its obligations pursuant to this Section 5.7 following provision often (10) days written notice demanding performance, the Member shall be deemed to have voluntarily withdrawn from the Company under Section 6.14 of this Agreement without the requirement for further notice by either party.

5.8   MEMBERS' RIGHTS OF CONTRIBUTION.

      If for any reason, a Member sustains any liabilities or is required to pay any losses arising out of, or directly connected with, the Company, or the execution of any agreements or guarantees in connection with the Company's operations, which are in excess of his, her or its proportionate Membership Interest in the Company, the other Members shall promptly reimburse such Member this excess, so that each and every Member of the Company will then have paid his, her or its proportionate share of such losses to the full extent of his, her or its Membership Interest in the Company.

                                    ARTICLE 6

                      TRANSFER OF INTERESTS AND WITHDRAWAL

6.1 RESTRICTIONS ON TRANSFER. A Member may not sell or otherwise transfer the Member's Units in the Company except as provided in this Article. In the event that a Member sells or transfers, or purports or attempts to sell or otherwise transfer, his, her or its Units except as provided in this Article, that Member shall be deemed to have involuntarily withdrawn from the Company effective on the date of the sale or transfer, or the purported or attempted sale or transfer. Any such sale or transfer, or purported or attempted transfer shall not have effect with respect to the Company and its Members, and any such transferee shall be entitled only to receive the value of the Units transferred in accordance with the provisions of Section 6.3. The transfer restrictions of this Article shall be binding on the Members, the Company, their heirs, legatees, legal representatives, successors, assigns, and transferees.

6.2   VOLUNTARY TRANSFER OF MEMBER'S INTEREST TO THIRD PARTIES.

      (a) Notwithstanding any other provision of this Agreement to the contrary, no Member may sell, assign, give, devise, pledge, hypothecate, mortgage, or in any other manner transfer any portion of his Units, without the prior written consent of all of the other Members, and any such transfer shall be subject to the provisions of this Section 6.2.

      (b) If a Member desires to effect any such transfer to a third party, such Member or his legal representative (the "Transferor Member") shall first give written notice (the "Offer Notice") to the Company and the other Members (the "Remaining Members") which shall state:

            (i)   The extent of the Units to be conveyed;

            (ii) The complete terms upon which the Transferor Member seeks to convey the Units (such terms to be limited to consideration for the Units in the form of cash and/or notes receivable); and

            (iii) The name and address of any transferee relating to such conveyance.

      (c) Upon receipt of the Offer Notice, the Remaining Members shall have the unrestricted right to (i) consent to such transfer; or (ii) refuse to consent to such transfer, in which case such refusal shall cause the following rights and obligations to arise in the following order of priority:

      (d)   The Remaining Members shall have the option for a period of thirty
            (30) days from receipt of the Offer Notice within which to purchase the offered portion of the Transferor Member's Units. For the first fifteen (15) days of the thirty (30) day period, each Remaining Member electing to purchase part of the Transferor Member's Units shall have the primary right to purchase a proportion of the Transferor Member's Units calculated as the product of: the Units of the Transferor Member described in the Offer Notice multiplied by a fraction, the numerator of which shall consist of the purchasing Remaining Member's Units and the denominator of which shall be the aggregate Units of the Remaining Members electing to exercise their primary right to purchase the Transferor Member's Units.

      (e) In the event that any portion of the Transferor Member's Units described in the Offer Notice has not been purchased by the Remaining Members at the end of the initial fifteen (15) day period, the remainder shall be available for purchase by these Remaining Members in the exercise of their secondary right. Each Remaining Member electing to exercise his secondary right shall have the option for a period of fifteen (15) days to purchase, on a pro-rata basis, such part of the Transferor Member's Units as was not elected for purchase by the Remaining Members in the exercise of their primary right.

      (f) In the event that any portion of the Transferor Member's Units described in the Offer Notice has not been purchased by the Remaining Members at the end of the thirty (30) day period, the Company shall have the option for a period of fifteen (15) days to purchase any remaining portion of the Transferor Members' Units that was not purchased by the Remaining Members in the exercise of either their primary or their secondary rights.

      (g) In the event that any portion of the Transferor Member's Units described in the Offer Notice has not been purchased by the Company at the end of the fifteen (15) day period, the Transferor Member may transfer the Units on the terms contained in the Offer Notice, and the consent of the Company and its Members if not expressly granted shall be implied. The Transferor Member shall complete the transfer within ninety (90) days (or such later date as may be specified in the Offer Notice) after receipt of the Offer Notice by the Remaining Members, but only with such transferee and only on such terms as were specified in the Offer Notice.

6.3   INVOLUNTARY TRANSFERS OF UNITS.

      (a) If any Member (the "Transferor Member"): (i) is deemed to have involuntarily withdrawn from the Company under the terms of this Agreement; (ii) becomes the subject of any judicial proceeding, including a proceeding under the U.S. Bankruptcy Code, or if a trustee, receiver, liquidator, or other representative of the Member's personal or business assets is or may be appointed; or
            (iii) becomes insolvent or makes an assignment for the benefit of the Member's creditors; or (iv) becomes involved in any other proceeding or commits any other act by which such Member, or a trustee, receiver, liquidator, or other representative of such Member, is or may be permitted or required to acquire or convey all or any portion of such Member's Units, such Member shall give written notice to the Company.

      (b) The Company shall be obligated to purchase the entirety of the Transferor Member's Units, which purchase shall be consummated in the manner specified in this Section. The purchase price of any Units purchased pursuant to this Section shall be equal to the book value of the Units as of the close of the Company's fiscal year immediately preceding the event resulting in the involuntary transfer, less any negative Capital Account balance of the Member. In the event the involuntary transfer is occasioned prior to the end of the Company's first fiscal year, the purchase price of any Units purchased pursuant to this Section shall be equal to the book value of the Units as of the close of business on the day on which the event causing the involuntary transfer occurred, less any negative Capital Account balance of the Member. The book value of the Units shall be determined by the Company's public accountant, and the accountant's determination when rendered shall be conclusive amongst the parties.

      (c) If the Company is obligated to purchase the interest of a Transferor Member in the Company pursuant to the provisions of this Section, the Company shall do so by giving written notice to the Transferor Member, or the Transferor Member's trustee, receiver, or other representative, or the appropriate court, all as the case may be. Upon the giving of such notice, the Company, as purchaser, and the Transferor Member, as seller, shall be obligated to consummate the sale and purchase of the Units, or portion thereof, at the Company offices within sixty (60) days after the date of the Company's notice.

      (d) The purchase price shall be paid by the Company with a non-negotiable promissory note payable in twenty equal quarterly installments, commencing ninety days after the effective date of the transfer, with interest at the prime rate published in the Wall Street Journal on the date of the transfer without prepayment penalties. The note shall contain a subordination clause subordinating the note to all other debts of the Company. The Company shall grant a security interest securing payment of the promissory note in the Units transferred if the cause of the involuntary withdrawal is specified in Sections (c) (ii) or (iii), only. At its sole option the Company may pay all or part of the purchase price in cash at the time of the transfer.

6.4 DEATH OF A MEMBER'S SPOUSE. In case of the death of an individual Member's spouse ("decedent"), the Company shall have the option to redeem the Units owned by the decedent, including the decedent's interest in the Company arising from the marital regime of acquets and gains, if any. The Company shall not automatically redeem the decedent's Units, but rather the affected Member shall have the option, within ninety (90) days of notice to the Company of the decedent spouse's death, to purchase the decedent's interests in the Units. If the member does not exercise this right within ninety (90) days of the notice of death, then the Company shall have the option to redeem the decedent's interests in the Units at the price and on the terms specified in Section 6.7 within the ensuing thirty (30) days.

6.5 DIVORCE OF A MEMBER. In the event of a divorce between an individual Member and the spouse of that Member, the Company shall have the option to redeem any Units granted to or owned by the spouse of the member. The Company shall not automatically redeem this Units, but rather the affected Member shall have the right within ninety (90) days of notice to the Company of the earlier of (i) the final judicial decree of divorce, or
      (ii) the execution of an agreement of separation of property between the Member and the spouse of the Member, to purchase the Units belonging to the spouse of the Member. If the Member does not timely exercise this right, then the Company shall have the option to redeem the spouse's Units at the price and on the terms specified in Section 6.7 within the ensuing thirty (30) days.

6.6 DEATH OF A MEMBER. In the event of the death of an individual Member, the Company shall have the option to redeem any Units, held by such Member, or transferred by will or law or otherwise to any heirs or legatees of the individual Member, at the price and on the terms specified in Section 6.7 within the ensuing ninety (90) days. In the event of the death of a shareholder of a corporate Member, the Company shall have the option to redeem any Units held by the affected corporate Member at the price and on the terms specified in Section 6.7 within the ensuing thirty (30) days.

6.7   VALUATION AND PAYMENT FOR PURPOSES OF SECTIONS 6.4, 6.5, 6.6, & 6.14 (e).

      (a) Valuation of Units. The Members agree that the value of the Company for the purposes of valuing the Units described in Sections 6.4, 6.5, 6.6, & 6.14 (e) herein shall be equal to ONE HUNDRED PERCENT (100%) of the Company's Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for each of the five fiscal years ending after the effective date of the event giving rise to the valuation. The value of a Member's interest under Sections 6.4, 6.5, 6.6, & 6.14 (e) shall be the product of: (i) the Member's percentage holdings of Units as of the event giving rise to the valuation; and (ii) the value of the Company for each of the five fiscal years ending after the effective date of the event giving rise to the valuation. The value of the Member's Units for each fiscal year shall be determined by the Company's accountant.

      (b) Payment of the Purchase Price. The purchase price shall be paid by the transferee with an unsecured, non-negotiable promissory note payable in five annual installments, commencing on or before March 31st of the year following the effective date of the transfer, with interest at the prime rate published in the Wall Street Journal on the effective date of the transfer without prepayment penalties. If the Company is the transferee, the note shall contain a subordination clause subordinating the note to all other debts of the Company. At his, her or its sole option the transferee may pay all or part of the purchase price in cash at the time of the transfer. Notwithstanding the foregoing, the Transferor Member, or its successors and assigns, and the transferee may unanimously agree upon an alternative value for the Units and an alternative method of payment.

6.8 SURVIVAL OF LIABILITIES. No sale or other transfer of an Units, even if it results in the substitution of the transferee or assignee as a Member herein, shall release the transferor or assignor from those liabilities to the Company or the other Members which arose prior to such sale or assignment or which otherwise survive such sale or assignment as a matter of law.

6.9 NEGATIVE CAPITAL ACCOUNTS. If a Transferor Member has a negative Capital Account balance, the Transferor Member shall pay the Company the amount of the negative Capital Account balance as of the transfer date. If the Transferor Member shall fail to pay the negative Capital Account balance, the Company shall have the right to set-off or recoup any such amounts from any distributions due to, or from any amounts owed by the Company to, the Transferor Member, the transferee Member or the assignee.

6.10 LOANS AND PERSONAL GUARANTEES. Any loans owed by the Company to a transferor Member shall be paid in full at closing. On or before closing of any transaction pursuant to this Article 6, the transferee Member shall also be obligated to obtain a full release of the transferor Member (and the individual shareholder(s) or members of such Member) from all personal guarantees granted on behalf of the Company.

6.11 RIGHTS OF PERMITTED TRANSFEREES OR ASSIGNEES. A permitted transferee or assignee of a Member's Interest shall not become a Member without the Majority Vote of the Members and compliance with the provisions of Section
      3.2 of this Agreement. Any transferee or assignee of Units in the Company who is not admitted to membership in the Company shall not be entitled to vote, and shall not be entitled to participate in the management of the Company, or to have access to any records or communications of the Company or its Members, or to participate in any manner in the operation of the Company. He or she will, however, be bound by and subject to this Agreement and the terms and conditions of any other agreement pertaining to the restrictions on the transfer of an Interest in the Company.

6.12 SEVERABILITY. The parties agree that each term and condition contained in this Article 6 shall be liberally construed to give effect to the parties' intent and shall be considered severable; and if, for any reason, any provision or provisions, or portions thereof, herein contained are determined to be invalid, overbroad, or unenforceable for any reason, such provision shall be deemed modified to the extent required to render it valid, enforceable and binding, and such determination shall not affect the validity or enforceability of any other provision of this Agreement, In the event any provision of this Article 6 is held to be unenforceable or void for any reason, the remainder of the provisions of this Article shall be unaffected and shall remain in full force and effect in accordance with its terms.

6.13  SPECIFIC PERFORMANCE; ENFORCEMENT.

      (a) In addition to any other remedies provided for herein, in the event any transfer required under this Article 6 is not timely completed in accordance with the terms hereof, the Company and/or each non-defaulting Member may seek specific performance of the obligations of the defaulting party and may institute legal proceedings to enforce the obligations of the defaulting party and, if successful, the defaulting party shall be liable for all reasonable attorneys' fees and costs incurred by the non-defaulting party.

      (b) The Members hereby declare and agree that it is impossible to measure in money damages that which will accrue to the Company and its Members by reason of a failure of any Member hereto to perform any of the obligations under this Article 6. Therefore, if any party hereto or the personal representatives of a decedent shall institute any action or proceeding to enforce the provisions of this Article 6 by injunction (including the granting of a temporary restraining order), any Member against whom such action or proceeding is brought hereby waives the claim or defense therein that such Member or such personal representative has an adequate remedy at law, and such Member shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

      (c) The exclusive venue for any action brought to enforce the terms of this Article 6 shall be Lafayette Parish, Louisiana.

6.14  WITHDRAWAL OF A MEMBER

      (a) Voluntary Withdrawal. Any Member may withdraw from the Company at any time by providing ninety (90) days advance written notice to all other Members.

      (b) Involuntary Withdrawal. Any circumstance compelling the involuntary transfer of a Member's Interest, including, without limitation, service of any writ of seizure applicable to his Interest or adjudication of bankruptcy of a Member, shall be deemed a withdrawal by the Member affected thereby effective upon the service of the writ or notice of the adjudication.

      (c) Automatic Involuntary Withdrawal. In addition to the other events of withdrawal contained herein, a Member shall be deemed to have withdrawn from the Company effective on the date on which one of the following events occurs:

            (i) the individual Member, or an officer, director, shareholder or other equity holder of a corporate Member is convicted of a felony;

            (ii) the individual Member dies, is interdicted or determined to be incompetent; or

            (iii) the Member breaches this Agreement and fails to cure such breach within thirty (30) days of receipt of notice of such breach;

            (iv) the Member, or an officer, director, shareholder or other equity holder of a corporate Member is excluded or debarred from participation in the Medicare or Medicaid programs;

            (v) the Member sells or transfers, or attempts to sell or transfer of the Member's interest in the Company without compliance with the provisions of this Article 6; or

            (vi) the individual physician Member, or a physician officer, director, shareholder, member or other equity holder of a corporate Member fails to obtain, maintain, and exercise active medical staff privileges at the Company's long-term acute care hospital for any period exceeding thirty (30) days without the written consent of Manager.

      (d) Withdrawal from the Company, in and of itself, shall under no circumstances relieve the former Member of his, her or its obligations to: (i) make any additional capital contributions approved by the Members prior to the effective date of the former Member's withdrawal; or (ii) to fulfill his, her or its contractual obligations to the Company incurred or accrued prior to the effective date of the former Member's withdrawal. In either event, the Company shall have a right of set-off against any distribution due to a withdrawing former Member.

      (e) In the event of a voluntary withdrawal of a Member, if the Company is continued in accordance with the provisions of Section 7.1, the withdrawing Member shall receive:

            (i) the book value of the Member's Units as of the close of the Company's Fiscal Year immediately preceding the effective date of the withdrawal, less any negative Capital Account balance of the Member, if the Member has held the Units for less than one (1) year. The book value of the Interest shall be determined by the Company's public accountant, and the accountant's determination when rendered shall be conclusive amongst the parties. The Company shall pay the book value of the Units in the form of an unsecured, non-negotiable promissory note, containing a subordination clause subordinating the note to all other debts of the Company, which note shall be payable in five annual installments, commencing on or before March 31st of the year following the effective date of the withdrawal, with interest at the prime rate published in the Wall Street Journal on the effective date of the withdrawal without prepayment penalties. At the Company's sole option it may pay all or part of the book value for the Units in cash at the time of the transfer; or

            (ii)  the amount set forth in, and payable in accordance with,
                  Section 6.7 above if the Member has held the Units for one (1) year or longer.

      (f) In the event of a voluntary withdrawal of a Member, if the Company is not continued in accordance with the provisions of Section 7.1, the Company shall be liquidated and dissolved according to the provisions of Article 7.

6.15  CONVERSION OPTION

      In the event that LHC Group, LLC ("Manager") undertakes an initial public offering or is acquired by a publically traded company ("Conversion Event"), each Member shall have the option to exchange his/her/its holdings of Units in the Company to Units of Manager in accordance with the following terms:

      (a) Manager shall provide thirty (30) days written notice to the Members of the scheduled occurrence of a Conversion Event, and that the Members are eligible to exercise the option provided herein. Each Member may notify Manager of his/her/its intention to exercise the Conversion Option at any time following the Conversion Event.

      (b) In the event that any Member exercises the conversion option, the Member shall have the right to exchange the Units in the Company for Manager Units in accordance with the following formula:

            The number of Units of Manager due each exercising Member shall be the product of (i) the exercising Member's Membership Interest in the Company; (ii) the total issued and outstanding Units of Manager as of the date of the notice and (iii) a fraction, the numerator of which is the Company's EBITDA and denominator of which is Manager's EBITDA.

      The exercising Member's Membership Interest in the Company shall be determined in accordance with Section 5.1 (b). The Company's and Manager's EBITDA shall be determined as the Earnings Before Interest Taxes and Depreciation from the Company's financial statements and Manager's consolidated financial statements for the fiscal year ending prior to the effective date of the exercise of the Conversion Option.

      For the purposes of illustration, the following example of how the number of Units to be converted will be calculated is provided:

               EBITDA                     ISSUED        MEMBER'S    CONVERTED
               I2-31-200X    PROPORTION   UNITS         HOLDINGS    UNITS

COMPANY        $ 1,285,000   = 0.0767  X   8,350,000  X 0.1%    =   640.5 UNITS
               -----------                                         -----------
LHC GROUP      $16,751,000

      The parties understand that the foregoing example is for purposes of illustration only and is not indicative of current or future operations or performance of the Company.

      (c) Manager shall issue the Units in Manager to the exercising Members within thirty (30) days of its receipt of notice of the exercise. As a conditions precedent to the issuance of the Units by Manager, the exercising Members will: (i) execute a written consent to the Conversion Event if the option is exercised before the Conversion Event; and (ii) execute a counterpart to Manager's Operating Agreement as in effect on the date of the exercise of the option. The Manager

            Units issued to the exercising Members shall be subject to all terms, conditions and restrictions contained in Manager's Operating Agreement.

      (d) The exercising Members shall be bound by the terms and conditions of the Conversion Event in respect to the Units issued to them by Manager.

      (e) The parties acknowledge and agree that it is their intention for this Conversion Option to exchange Units to operate only so long as the Conversion Event actually occurs and closes. In the event that the Conversion Event does not occur as scheduled, the exchange performed under the option shall automatically and immediately be rescinded, without any requirement of notice by either party, and the exercising Members shall surrender any Units in Manager received by them, and shall receive the Company's Units they tendered for exchange.

      (f) In addition to the other terms and conditions governing the Conversion Option, the Members shall be subject to an additional condition precedent to the Conversion Option in that the exercise of the Conversion Option shall only be available so long as following the conversion, the Manager's Units fully comply with the requirements of Section 1877(c) of the Social Security Act providing an exception for ownership in certain publicly-traded securities as more fully detailed in 42 CFR 411.356. As of the Effective Date of this Agreement the requirements to qualify for the exception include:

            (1) The securities must be securities that may be purchased on terms generally available to the public following the public offering;

            (2) The securities must be listed on the New York Stock Exchange, the American Stock Exchange, or any regional exchange in which quotations are published on a daily basis, or be foreign securities listed on comparable exchanges or traded under the National Association of Securities Dealers automated quotation system; and

            (3) The ownership must be in a corporation that had shareholder equity exceeding $75 million at the end of the corporation's most recent fiscal year or on average during the previous three fiscal years.

            Note that these requirements are subject to change without advance notice upon enactment of new legislation by Congress or the publication of regulations amending the requirements of the exception by the Centers for Medicare and Medicaid Services or other governmental agencies.

6.16  REDEMPTION OF UNITS FOLLOWING PUBLIC OFFERING

      Following a public offering by LHC Group, LLC ("Manager"), each Member who does not exercise the Conversion Option contained in Section 6.15 shall have the option to sell his/her/its holdings of Units in the Company to Manager ("Redemption Option") in accordance with the following terms:

      (a) At any time following thirty (30) days after a public offering, each Member may notify Manager of his/her/its intention to exercise the Redemption Option.

      (b) In the event that any Member exercises the Redemption Option, the Member shall have the right to sell his holdings of Units in the Company to Manager in accordance with the following formula:

            The sales price due each exercising Member shall be the product of
            (i) the exercising Member's potential holdings of Units in the Manager calculated as if the Conversion Option set forth in Section
            6.15 had been exercised; and (ii) the average closing price of Manager's Units or shares for the 30 days preceding the date of the Member's exercise of the Redemption Option.

      For the purposes of illustration, the following example of how the number of Units to be converted will be calculated is provided:

             EBITDA                      ISSUED       MEMBER'S      CONVERTED
             12-31-200X    PROPORTION    UNITS        HOLDINGS      UNITS

COMPANY      $ 1,285,000  = 0.0767   X   8,350,000  X 0.1%      =   640.5
             -----------
LHC GROUP    $16,751,000

             CONVERSION            30 DAY AVE.       PROCEEDS
             OPTION UNITS          CLOSING PRICE

             640.5         X        $28.50        =  $18.254

      The parties understand that the foregoing example is for purposes of illustration only and is not indicative of current or future operations or performance of the Company.

      (c) Manager shall close the Redemption Option within thirty (30) days of its receipt of notice of the exercise.

                                    ARTICLE 7

                          DISSOLUTION AND LIQUIDATION

7.1   DISSOLUTION

      Subject to the remaining terms of this Agreement the Company shall be dissolved upon the occurrence of any one of the circumstances hereinafter set forth:

      (1)   upon the expiration of the term of the Company; or

      (2)   upon approval by a Majority Vote; or

      (3) Upon the death, interdiction, withdrawal, bankruptcy, liquidation or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, however, such event shall not cause a dissolution of the Company if within ninety (90) days after such event, the Company is continued by the unanimous vote of the remaining Members; or

      (4) Upon the termination of this Agreement and the failure of the Members to immediately enter into a new a agreement.

7.2   DISSOLUTION FOR NON-COMPLIANCE WITH LAW.

      The parties hereto acknowledge and agree that the terms and conditions of this Agreement and the anticipated conduct of the parties hereunder are intended to satisfy all state and federal laws and regulations related to healthcare fraud and abuse and self-referral of patients, including, without limitation, 42 U.S.C. Section.1320-7b; 42 U.S.C.

      Section 1395nn, and La. R.S. 37:1744 and 1745. Should any change in state or federal laws or regulations occur during the term of this Agreement rendering any term or provision of this Agreement invalid, or should the parties determine that this Agreement or the Members' participation in the Company result in a violation of any such laws or regulations, the parties agree that this Agreement shall be amended within thirty (30) days of such change or determination. If the parties are unable to agree to such modification or amendment during the said thirty (30) days, the parties hereby agree that the Company shall be dissolved as provided hereunder.

7.3   LIQUIDATION

      Upon dissolution of the Company, if the Company is not continued, the Members shall proceed diligently to finalize the affairs of the Company and distribute its assets in accordance with the provisions of Section
      7.5. During this period, the Members shall continue to operate and otherwise deal with Properties of the Company, consistent with the liquidation thereof, but shall have no further power or authority to bind the Company except to sell or distribute its assets and wind up its affairs in compliance herewith.

7.4   FINAL ACCOUNTING

      Upon dissolution of the Company, the Members shall cause the Company's accountant to make, at the Company's expense, a full and proper accounting of the assets, liabilities, operations and Capital Accounts of the Company as of and through the last day of the month in which the dissolution occurs.

7.5   LIQUIDATION DISTRIBUTIONS

      As expeditiously as possible after the dissolution of the Company, the Members shall cause the debts and obligations of the Company to be paid and discharged, including payment or offset of all obligations owed to Members by the Company and all obligations of Members owed to the Company. Thereafter, the remaining assets shall be distributed to the Members in amounts proportionate to the Members' Units as determined on the date of the distribution.

7.6   RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS.

      Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Account. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Account of one or more Members, including, without limitation, all or any part of that Capital Account attributable to Capital Contributions, then such Member or Members shall have no recourse against any other Member.

                                    ARTICLE 8

                               BOOKS AND RECORDS

8.1   ACCOUNTING PERIOD.

      The Company's accounting period shall be the Fiscal Year which shall begin on January 1st of each year.

8.2   RECORDS AND REPORTS.

      At the expense of the Company, the Company shall maintain complete and accurate books, records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the books of the Company which shall contain a list showing the names and addresses of the Members as of a reasonably current date and the extent of their interest in the Company. Each Member, and their duly authorized representatives, shall have the right at reasonable times to examine the books of the Company, including such list of names and addresses, and other reasonably available records and information concerning the operation of the Company and to make copies thereof at the expense of such Members, but only upon such Member's written request.

8.3   TAX RETURNS.

      The Company shall prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members upon request within a reasonable time after the end of the Company's fiscal year.

8.4   AUDIT.

      At the request of a Majority Vote of the Members, the books of the Company shall be audited annually at the expense of the Company by an independent public accounting firm selected by the Manager.

8.5   ANNUAL REPORTS.

      Within the following time periods after the close of each fiscal year, the Company shall deliver to each Member the following:

      (a) Within one hundred twenty (120) days after the end of such fiscal year, financial statements of the Company for such year, including a balance sheet, a profit and loss statement, a statement of Members' equity and changes in financial position, such statements (i) to be prepared in accordance with generally accepted accounting principles and (ii) to include a summary itemization, by classification, of the compensation and reimbursement paid by the Company, directly or indirectly, to all Members.

      (b) Within sixty (60) days after the close of such fiscal year, a report providing such tax information as maybe reasonably required by each Member for federal and state income tax reporting purposes.

8.6   ACCRUAL BASIS OF ACCOUNTING.

      The Parties agree that the financial records of the Company shall be kept by the accrual method and in accordance with Medicare principles of cost reimbursement.

8.7   ACCOUNTING DETERMINATIONS FINAL.

      Any determinations, reports, recommendations, tax reports, cost reports, and financial statements provided to the Members by the Company's accountant shall be considered adopted and approved upon approval by the Members. No Member shall have the right to challenge any such determinations, reports, recommendations, tax reports, cost reports, and financial statements after the date on which the same were approved by the Members.

                                    ARTICLE 9

              CONFIDENTIALITY; NON-DISCLOSURE NON-SOLICITATION AND
                                 NON-COMPETITION

9.1   CONFIDENTIALITY AND NON-DISCLOSURE.

      The Members acknowledge that each party to this Agreement has strategies, trade secrets, manuals, documents and methods of operation that are proprietary in nature and are implemented through the use of proprietary and confidential policy and procedures. The Members agree not to use for their own benefit or to disclose or otherwise reveal any of the foregoing proprietary and confidential information or materials to any person, either directly or indirectly, whether or not for compensation or other remuneration, except in the ordinary course of business while performing duties on behalf of the Company. The obligation of confidentiality and non-disclosure shall survive the termination of this Agreement for an indeterminate time.

9.2   NON-DISCLOSURE.

      Each Member acknowledges that it will have access to certain confidential information, trade secrets and proprietary information which is exclusively the property of another Member or the Manager; including, without limitation, documents, recordings, photographs, policies, procedures, forms, patient/customer/client lists, public relations and employee training materials. Each party agrees that Manager's Service Value Points (SVP(R)) system and its Lifeline(R) system are proprietary trade secrets of Manager and which are subject to this Agreement. Each Member agrees that it will not, for so long as it is a Member and for a period of two (2) years following its voluntary or involuntary withdrawal, disclose to any third party, or appropriate for their own use or for the use of any third person, the other Member's or Manager's confidential information, trade secrets or proprietary information.

9.3   NON-SOLICITATION.

      Each Member agrees that it shall not induce or attempt to influence any employee of the Company to terminate employment with such Member within the Service Area while this Agreement is in effect.

9.4   NON-COMPETITION.

      Each Member agrees that for so long as it is a Member of the Company, the Member shall not own, control, manage, have a business interest in, or be financially interested in a Medicare certified long-term acute care hospital competing with the Company in providing hospital services within the Service Area without the Majority Vote of the Members, PROVIDED, HOWEVER, that such restriction shall not apply to services provided in the Service Area by subsidiaries and Affiliates of Louisiana Health Care Group, LLC.

9.5   INJUNCTIVE RELIEF.

      Each Member acknowledges that in the event of any breach of this Article 9, the other parties remedies at law would be inadequate and therefore any affected party shall be entitled to obtain relief by injunction to prevent competition, solicitation or disclosure by the Member or Manager without the need to prove irreparable harm. The affected Member's or Manager's remedies, in any event, shall be cumulative of any and all other remedies available pursuant to Louisiana law.

9.6 Notwithstanding any other provision of this Agreement, if a court of competent jurisdiction should hold that the duration or scope (geographic or otherwise) of the covenants contained in this Article 9 are unreasonable or unenforceable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and judicially enforceable. Nothing herein stated shall be construed as prohibiting a Member from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from any breaching Member.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1  FISCAL YEAR

      The Fiscal Year of the Company shall begin on January 1st of each year.

10.2  PARTNERSHIP TAXATION

      Neither the Company nor any Manager or Member may make an election for the company to be excluded from the application of the provisions of Subchapter K of the Code or any similar provisions of applicable state law. The Members intend that the Company not be a partnership or joint venture, and that no Member or Manager be a partner of or joint venturer with any other Member or Manager, for any purpose other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. The provisions of Section 5.1(b) herein respecting the allocation of Units shall control the allocation of income, loss and tax items derived from the Company's operations.

10.3  NO PARTNERSHIP INTENDED FOR NON-TAX PURPOSES.

      The Members have formed the Company under the Act, and expressly disavow any intention to form a joint venture, a partnership or a partnership in commendam (or limited partnership) under Louisiana law, or laws of any other state. The Members do not intend to be partners one to another or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

10.4  NOTICES

      All communication or notices required or permitted to be given under this Agreement shall be in writing, and any communication or notice shall be deemed to have been duly made upon receipt by mail, or by facsimile transmission receipt of which has been duly substantiated. Any written notice sent certified mail to the address of record of the recipient which is returned by the post office as unclaimed or undeliverable for any reason shall be deemed to have been received. A party may, by written notice so delivered to the Company, change the address to which communications or written notices shall be made under this Agreement.

10.5  AMENDMENTS

      This Agreement may be amended only in writing approved by a Majority Vote.

10.6  EXECUTION

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, and each of which shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to the Company and the other parties. The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Operating Agreement.

10.7  APPLICABLE LAW

      This Agreement shall be governed by an construed and enforced in accordance with the laws of the State of Louisiana.

10.8  SUCCESSORS OR ASSIGNS

      The obligations herein undertaken and the rights herein conferred shall be binding upon and inure to the benefit of the parties, and, where applicable, their successors and assigns. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company or by any Person not a party hereto. This Agreement is entered into solely to benefit the Company and its subscribing Members, and is not entered into or intended for the benefit of any third persons. The Parties agree that this Agreement shall not be construed as a stipulation pour autrui or a third party beneficiary contract.

10.9  REFERENCES

      (a) Any reference in this Agreement to an Article, Section, or Subsection shall be deemed to refer to the applicable Article, Section or Subsection of this Agreement unless otherwise stated herein.

      (b) Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

10.10 EFFECTIVE DATE

      This Agreement shall be deemed effective as of the date of the Company's filing of the Articles of Organization with the Louisiana Secretary of State.

10.11 CONFLICTING PROVISIONS; CONFLICTS WITH OTHER AGREEMENTS

      (a) In the event that any provisions contained herein conflict, the conflicting provision appearing first in the document shall prevail. In the event of any conflict between the terms of this Agreement and other permitted agreements by and between the parties hereto related to the purposes of the company, this Agreement shall prevail.

      (b) The Company may acquire or enter into one or more written consulting agreements or employment agreements with Members or affiliates of Members. To the extent such arrangements are in writing and approved or authorized by the Majority Vote of the Members, and subject to
            Section 4.23 herein, such services may be compensated as provided in said agreements and shall be deemed to be separate from those services which the Member will provide to the Company as a capital contribution pursuant to Section 5.1 (a) herein.

10.12 No ACTION FOR PARTITION.

      No Member shall have any right to maintain any action for partition with respect to the property of the Company.

10.13 INVALIDITY.

      The invalidity or unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and the Operating Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Act, the provisions of this Operating Agreement shall control to the fullest extent permitted by applicable law. Any provision found to be invalid or unenforceable shall not affect or invalidate the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such conflicting provision were omitted.

10.14 DETERMINATION OF MATTERS NOT PROVIDED FOR IN THIS OPERATING AGREEMENT.

      The Members shall decide any questions arising with respect to the Company and this Operating Agreement which are not specifically or expressly provided for in this Operating Agreement.

                                   ARTICLE 11

                          INDEMNIFICATION OF ORGANIZER

11.1  INDEMNIFICATION OF ORGANIZER(S)

      The Company shall indemnify the organizer(s) of the Company, to the fullest extent permitted by law, make advances for expenses to him/her/it arising from any loss, cost, expense, damage, claim or demand, in connection with his/her/its actions and omissions respecting the organization of the Company, or his/her/its participation in the management, business and affairs of the Company prior to execution of this Operating Agreement, or his/her/its activities on behalf of the Company.

                    Signatures Appear on Next Pages Following

      THUS DONE AND SIGNED, in multiple originals, in the city of Lafayette, Louisiana effective as of the day and in the month and year first above written.

                                             LOUISIANA HEALTH CARE GROUP,LLC
                                             Member

                                             BY: LHC GROUP, LLC, Manager

                                             By: /s/ Keith G. Myers
                                                 -------------------------------
                                                 Keith G. Myers, Manager

                                             LHC GROUP, LLC, Manager

                                             By: /s/ Keith G. Myers
                                                 -------------------------------
                                                 Keith G. Myers, Manager